Exhibit 99
NEWS RELEASE

For Immediate Release
May 16, 2002


For Further Information Contact:
Charles Hageboeck, Executive Vice President & CFO
(304) 769-1102

City Holding Company Announces Termination of Formal Agreements with the Office of the Comptroller of the Currency and The Federal Reserve

Charleston, West Virginia - City Holding Company, "the Company" (NASDAQ:CHCO; NASDAQ:CHCOP), a $2.1 billion bank holding company headquartered in Charleston, today announced it has received official confirmation from the Office of the Comptroller of the Currency ("OCC") that the OCC has terminated its Formal Agreement with the Company's principal banking subsidiary, City National Bank of West Virginia (the "Bank"). The Formal Agreement was originally executed between the OCC and the board of directors of the Bank in June 2000, and amended in September 2001. Likewise, a Memorandum of Understanding (MOU) between City Holding Company's board and its primary regulator, the Federal Reserve Bank of Richmond, has also been terminated, effective immediately.

In terminating the agreements, the regulatory agencies indicated that they believe the protection of the depositors, other customers and shareholders of the bank as well as the Company's continued safe and sound operation do not require the continued existence of the agreements, which were principally focused on lending policies and other operating practices and procedures. The termination follows the completion of the OCC's annual safety and soundness examination of the bank during the second quarter of 2002. It also comes after two consecutive quarters where the Company reported strong financial performance.

The most significant impact of the formal agreements on the Company and its shareholders was the higher costs associated with deposit insurance, the staff expense burden of regulatory compliance, and limitations on capital management strategies such as dividend payments or stock buy-backs.

"We are thankful for this affirmation by our regulators of the turnaround that has been achieved by the Company", stated Jerry Francis, Chairman, President and CEO of City Holding Company and its primary subsidiary City National Bank of West Virginia. "Following the OCC's implementation of a Formal Agreement with the directors of City National Bank, and the Federal Reserve's MOU with City Holding Company, the boards of both the Bank and the Company took immediate and decisive action to resolve the primary objectives of the agreements."

Following the resignation of the Company's former CEO in June of 2000, the board embarked upon a strategic plan re-focusing the Company on its core West Virginia franchise and began the process of eliminating non-banking divisions and out-of market activities. At the same time, the board launched a search for a new CEO and executive management team, which was hired in early 2001. Under the leadership of the board of directors, the Company's management undertook to:

     o    Exit  the  mortgage-banking   business  activities  of  City  Mortgage
          Services

     o    Sell two California banking subsidiaries

     o    Sell the printing/direct mail subsidiary

     o    Sell the Internet Service Provider

     o    Close out-of-state loan production offices

     o    Sell a loan collection business in Dallas

     o    Reduce commercial lending activities and improve the bank's liquidity

     o    Exit the indirect automobile lending business

     o Implement best practices operating procedures within the banking organization resulting in a substantial reduction in headcount and achieving staffing levels similar to peers

     o Implement policy changes and revenue enhancements in the retail banking franchise

     o    Improve employee benefits

     o Implement improved financial planning and other tools to manage the business

     o Discontinue the Bank's securities brokerage business and form a strategic alliance to provide customers with these services

     o Make appropriate adjustments to the carrying value of the Bank's retained interests in securitized mortgages to reflect the inherent risk of these assets

     o Take a provision for loan losses sufficient to adequately reserve for losses anticipated within the loan portfolio

     o    Pay off the Company's financial obligation to SunTrust

     o    Enhance liquidity and capital

     o    Lift performance ratios to above peer median levels

As a result of the active participation and cooperation of management and the boards, the issues that led to the Formal Agreement and MOU have been successfully resolved. "We are extremely proud of these accomplishments and of the contributions the board, management, and all our employees have made during 2001 and 2002 to accomplish this remarkable turnaround in our Company," added Francis.

The revised, less comprehensive formal agreement that the bank had entered into with the OCC in September 2001 undertook to implement remedial action in a small number of areas. That agreement recognized areas of compliance under the formal agreement signed in July 2000, and replaced it. It called for, among other things:

     o Continuation of a compliance committee responsible for monitoring and coordinating the Bank's adherence to the provisions of the Agreement

     o Continued refinement of the process to request and review real estate appraisals for adequacy and compliance

     o Further development and implementation of a written program to improve the Bank's loan portfolio management

     o Further development of an effective, independent and ongoing loan review system

     o    Implementation   and  adherence  to  the  capital  program  previously
          approved by the Board of Directors

     o    Implementation of an independent, risk-based, internal audit program

     o Continuing review of the adequacy of the bank's allowance for loan and lease losses

In releasing the Company and the Bank from its formal agreements, the regulatory agencies are acknowledging satisfactory compliance with these objectives.

Francis announced at the Company's Annual Shareholder Meeting in April that he believed the Company to be fully compliant with the agreements and was hopeful that the agencies' decision would be to lift the agreements. In addition to the strong income reported for the fourth quarter 2001 and first quarter 2002, the Company has reported significant improvement in credit quality. Non-performing assets fell from $31.7 million at December 31, 2001 to $17.8 million at March 31, 2002, for a decrease of $13.9 million or 43.9%. At March 31, 2002, non-performing assets represented 1.38% of total loans and other real estate owned, down from 2.47% at December 31, 2001. The Allowance for Loan and Lease Losses (ALLL) remains at a level that the Company believes adequately provides for probable inherent losses in the loan portfolio. At March 31, 2002, the Allowance was 212% of non-performing assets, significantly improved from 153% at December 31, 2001. Likewise, the ALLL was at 2.94% of total loans outstanding at March 31, 2002.

"We are excited by the confidence, and appreciative of the patience that our shareholders have shown in the board, management, and employees of City Holding Company. Further, we believe that City's performance through the rest of 2002 should continue to demonstrate strength and stability," said Francis. The common stock of City Holding closed on May 15, 2002 at $19.15, up from $9.00 the same date in 2001, reflecting an increase of 113% for the twelve-month period.

Even though the formal agreements have been terminated, the Company remains restricted in its ability to pay cash dividends or buy back shares without prior approval of both the OCC and the Federal Reserve as a consequence of agency policies. Both agencies may, however, approve exceptions to their policies, and the Company previously announced that it believes it will be permitted to pay preferred shareholders their accrued dividends some time this year. Mr. Francis announced at the Annual Meeting that the Company would wish to restore cash dividends to common shareholders or engage in a stock buy back program, or both, at the earliest possible date and expects to make a request for a policy exception in the near future. In any event, the Company will announce by July 3rd the status of the next quarterly dividend due on its Capital Trust II securities.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future and further resolution of various loan quality issues; (2) the Company may experience increases in the default rates on its retained interests in securitized mortgages causing it to take impairment charges to earnings; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (5) the Company may be unable to manage its expense levels due to the expenses associated with its loan portfolio quality, regulatory, and legal issues; (6) current earnings from the Company's subsidiaries may not be sufficient to fund the cash needs of the Parent Company, including the payment of common stock dividends and interest payments required to be paid to City Holding Company Capital Trust and the City Holding Company Capital Trust II; (7) the Company may be unable to engage in a stock buy-back program; (8) rulings affecting, among other things, the Company's and its banking subsidiaries' regulatory capital and required loan loss allocations may change, resulting in the need for increased capital levels; (9) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company's operating results; and (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.